                                                                  EXHIBIT 99.1


                                                                [INHIBITEX LOGO]
PRESS RELEASE

                                                               www.inhibitex.com




CONTACTS:
INHIBITEX, INC.
Russell H. Plumb           Lilian Stern (Investors)        Kathryn Morris(Media)
Chief Financial Officer    Stern Investor Relations, Inc.  KMorrisPR
(678) 746-1136             (212) 362-1200                  (845) 635-9828
rplumb@inhibitex.com       lilian@sternir.com              kathryn@kmorrispr.com

FOR IMMEDIATE RELEASE



          INHIBITEX, INC. REPORTS SECOND QUARTER 2004 FINANCIAL RESULTS

          COMPANY ALSO INDICATES CLINICAL DEVELOPMENT PROGRAMS ON TRACK


ATLANTA, GA - AUGUST 3, 2004 -- Inhibitex, Inc. (Nasdaq: INHX) today announced its financial results for the second quarter ended June 30, 2004, which reflect the completion of its initial public offering and advancements in the Company's clinical development programs.

The Company completed its initial public offering during the second quarter of 2004, selling 5 million shares of common stock at $7.00 per share. Net proceeds received from the offering, after deducting underwriting discounts and commissions and offering expenses, were approximately $31.0 million. Following the close of the quarter, the underwriters exercised their over-allotment option to purchase an additional 527,000 shares of common stock at the initial public offering price, yielding additional net proceeds to the Company of $3.4 million. At June 30, 2004, the Company held cash, cash equivalents and short-term investments of approximately $47.9 million, exclusive of the proceeds from the sale of over-allotment shares.

The Company's net loss attributable to common stockholders in the second quarter of 2004 was $8.0 million, as compared to a net loss of $7.8 million for the comparable quarter last year. Basic and diluted net loss per share attributable to common stockholders was $1.72 for the second quarter of 2004, as compared to $14.78 for the comparable quarter in 2003. For the six month period ended June 30, 2004, net loss attributable to common stockholders was $14.5 million as compared to $14.0 million for the same period in 2003. Basic and diluted net loss per share attributable to common stockholders was $5.49 for the six months ended June 30, 2004, as compared to $26.74 for the comparable quarter in 2003. The significant reduction in net loss per share in 2004 as compared to 2003 was due primarily to a sizable increase in the number of weighted-average shares of common stock outstanding in 2004 as a result of the shares issued in connection with the Company's recent initial public offering and the conversion of all its preferred stock, and accrued dividends thereon, into common stock upon the closing of that offering.

Revenue in the second quarter of 2004 was $162,500 as compared to $225,000 in the comparable quarter in 2003. For the six months ended June 30, 2004, revenue was $325,000, as compared to $450,000 in the same period in 2003. The decrease in revenue in 2004 was a result of a reduction in collaborative research and development support fees.

Research and development expenses for the quarter ended June 30, 2004 were $6.1 million, as compared to $4.9 million during the comparable quarter in 2003. For the six months ended June 30, 2004, research and development expenses were $10.1 million as compared to $8.8 million in the same period in 2003. The increase in expenses in 2004 primarily reflects costs associated with an in-licensed patent, a manufacturing-related license and increased expenditures for purchases of raw material used to manufacture clinical trial material for Veronate. The Company also incurred higher costs associated with the hiring of additional personnel to support the clinical advancement of both Veronate and Aurexis and its preclinical programs in the areas of enterococci and fungal infections.

General and administrative expenses were $819,000 in the second quarter of 2004, as compared to $1.5 million during the comparable quarter in 2003. For the six months ended June 30, 2004 general and administrative expenses were $1.7 million as compared to $2.6 million in the same period in 2003. This decrease in 2004 was due primarily to significantly lower litigation-related legal fees in 2004 as compared to 2003.

"The second quarter of 2004 was an exceptionally exciting and rewarding period for Inhibitex," stated William D. Johnston, Ph.D., President and Chief Executive Officer of Inhibitex. "We continued to successfully execute upon our strategy as evidenced by the achievement of two very important corporate milestones within the timelines we had set for ourselves: the completion of our initial public offering and the initiation of a pivotal Phase III trial for our lead product candidate Veronate. I am pleased at the pace by which our clinical development team has been able to initiate clinical sites for the Veronate trial so far, and believe we are tracking well against our goal of having in excess of 70 sites initiated by year-end. Further, we continue to enroll patients in our Phase II Aurexis trial and as we have previously disclosed, anticipate having data available from that trial in the first half of 2005."

SECOND QUARTER HIGHLIGHTS AND RECENT DEVELOPMENTS

         - The Company commenced the enrollment of patients in a pivotal Phase III clinical trial for Veronate, its lead product candidate. Veronate is being developed for the prevention of hospital-associated infections in very low birth weight infants. The trial is designed to include 2,000 very low birth weight infants that weigh between 500 and 1,250 grams at birth, who are randomized to receive either Veronate (750 mg/kg) or placebo. As of July 31, 2004, the Company had initiated 45 sites that are eligible to enroll patients, and had another 38 sites that were engaged in various stages of the initiation process. The Company plans to conduct the trial at between 70-100 sites in the United States and possibly Canada and Europe, and anticipates that enrollment in the trial may be completed in approximately 18 months.

         - The Company continued to initiate trial sites and enroll patients in its Phase II clinical trial for Aurexis, a humanized monoclonal antibody being developed as a first-line therapy, in combination with standard of care antibiotics, for serious, life-threatening Staphylococcus aureus (S. aureus) bloodstream infections in hospitalized patients. The Phase II trial is a 60-patient, multi-center, double-blind, placebo-controlled study. Patients are randomized to receive standard of care antibiotic therapy combined with either Aurexis, or placebo. The Phase II trial is designed to evaluate the preliminary efficacy, safety, and pharmacokinetics of Aurexis. The Company has 15 sites that had been initiated and are eligible to enroll patients in this trial.

         - In July 2004, the Company received a letter from the Data Safety Monitoring Board for Aurexis, indicating that it had unanimously agreed that the there were no reasons for the discontinuation of the Phase II trial based on the data reviewed and that the trial should proceed as scheduled.

         - In May 2004, the Company licensed intellectual property to Xenotope Diagnostics, Inc. of San Antonio, TX, for the development of a point-of-care diagnostic test for fungal infections. This represented the first license of the Company's MSCRAMM protein platform for a diagnostic application. The agreement provides for the Company to receive a royalty on the sale of any diagnostic tests developed by Xenotope that utilize the licensed intellectual property.

2004 FINANCIAL GUIDANCE

Financial guidance involves a high level of uncertainty and is subject to numerous assumptions and factors. These factors include, but are not limited to, the variability, timing and costs associated with conducting clinical trials and the enrollment rates in such trials, the results of these clinical trials, the funding requirements of preclinical research programs, the cost of filing, prosecuting and enforcing patents or other intellectual property rights, the level of general and administrative expenses needed to develop a corporate infrastructure to support the Company's strategy and the potential that the Company may enter into new licensing agreements or strategic collaborations in the future. Management intends to further update the Company's financial guidance for 2004 when the financial results for the third quarter are released, or upon the announcement of any events that could materially change any prior guidance it may have provided. The Company currently believes that its financial results for the fiscal year ending December 31, 2004 will reflect the following:

         - Total revenue from existing agreements and grants of approximately $600,000 to $700,000;

         - Total operating expenses of approximately $28 million to $30 million; and

         - Cash, cash equivalents and short-term investments in the amount of approximately $34 million to $36 million at December 31, 2004.

CONFERENCE CALL AND WEBCAST INFORMATION

William D. Johnston, Ph.D., President and CEO, and other members of Inhibitex's senior management team will review second quarter results via a webcast and conference call today at 8:30 a.m., Eastern Time. To access the call, please dial 800-361-0912 (domestic) or 913-981-5559 (international) five minutes prior to the start time, and provide the passcode 220008. A replay of the call will be available from 11:30 a.m., Eastern Time on August 3, 2004 until 11:59 p.m., Eastern Time on August 10, 2004. To access the replay, please dial 888-203-1112 (domestic) or 719-457-0820 (international), and provide the passcode 220008. A live audio webcast of the call will also be available on the "Investors" section of the Company's website, www.inhibitex.com. An archived webcast will be available on the Inhibitex website approximately two hours after the event for a period of thirty days.

ABOUT INHIBITEX

Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on the discovery, development and commercialization of antibody-based products for the prevention and treatment of serious, life-threatening infections. The Company currently has five drug development programs, all of which are based on its proprietary MSCRAMM protein platform technology. The Company's most advanced product candidates are Veronate and Aurexis, both of which the Company has retained world-wide rights to. The Company's three preclinical programs include a partnership with Wyeth to develop staphylococcal vaccines.

For additional information about the Company, please visit www.inhibitex.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding the Company's strategy, the length of time to complete enrollment in its clinical trials and the related results, the number and geographic location of clinical sites that may be initiated and/or utilized in its clinical trials, future projected revenues, costs, expenses and cash balances are forward-looking statements. These plans, intentions, expectations or estimates may not actually be achieved and the Company cautions investors not to place undue reliance on its forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and estimates disclosed in the forward-looking statements made herein. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: the costs and time it takes to open and initiate clinical trial sites and for investigators to enroll patients in the Company's ongoing clinical trials; the ability to successfully develop current and future product candidates; obtaining, maintaining and protecting the intellectual property incorporated into its product candidates; maintaining expenses, revenues and other cash expenditures substantially in line with budgeted or anticipated amounts and its ability to obtain additional funding to support its business activities. These and other risks are described in greater detail in the "Risk Factors" section of the Company's prospectus, which forms part of the registration statement on Form S-1,which was declared effective by the Securities and Exchange Commission on June 3, 2004. Any forward-looking statements contained herein do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments the Company may make. The Company does not assume any obligation to update any forward-looking statements.

Inhibitex, MSCRAMM, Veronate, and Aurexis are registered trademarks of Inhibitex, Inc.

                                       ###

                                 INHIBITEX, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            CONDENSED BALANCE SHEETS

                                                                                           JUNE 30,              DECEMBER 31,
                                                                                             2004                    2003
                                                                                        -------------           -------------
                                                                                         (UNAUDITED)
                                     ASSETS
Current assets:
  Cash and cash equivalents ..................................................          $  34,982,214           $  26,649,150
  Short-term investments .....................................................             12,944,030               1,498,980
  Prepaid expenses and other current assets ..................................              1,143,768                 569,667
  Accounts receivable ........................................................                 19,426                 308,924
                                                                                        -------------           -------------
    Total current assets .....................................................             49,089,438              29,026,721
  Property and equipment, net ................................................              1,682,592               1,635,544
                                                                                        -------------           -------------
    Total assets .............................................................          $  50,772,030           $  30,662,265
                                                                                        =============           =============

                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:
   Accounts payable ..........................................................          $   1,198,327           $   1,385,972
   Accrued expenses ..........................................................              1,494,442               1,700,539
   Current portion of notes payable ..........................................                875,733                 889,523
   Current portion of capital lease obligations ..............................                379,563                 330,408
   Current portion of deferred revenue .......................................                191,667                 191,667
   Other current liabilities .................................................              1,000,000               1,000,000
                                                                                        -------------           -------------
     Total current liabilities ...............................................              5,139,732               5,498,109
Long-term liabilities:
  Notes payable, net of current portion ......................................                925,114               1,363,351
  Capital lease obligations, net of current portion ..........................                456,572                 431,853
  Deferred revenue, net of current portion ...................................                912,498                 987,498
                                                                                        -------------           -------------
    Total long-term liabilities ..............................................              2,294,184               2,782,702
Redeemable convertible preferred stock .......................................                     --              89,542,242
Preferred stock warrants .....................................................                     --               6,065,467
Stockholders' equity (deficit):
  Series A convertible preferred stock .......................................                     --                     216
  Common stock, $.001 par value; 43,100,000 and 75,000,000 shares authorized at December 31, 2003 and June 30, 2004 (unaudited), respectively;
    536,066 and 17,782,536 shares issued and outstanding at
    December 31, 2003 and June 30, 2004 (unaudited), respectively ............                 17,783                     536
  Common stock warrants ......................................................              6,113,747                      --
  Additional paid-in capital .................................................            127,401,378               1,797,798
  Deferred stock compensation ................................................             (1,517,475)               (804,310)
  Deficit accumulated during the development stage ...........................            (88,677,319)            (74,220,495)
                                                                                        -------------           -------------
    Total stockholders' equity (deficit) .....................................             43,338,114             (73,226,255)
                                                                                        -------------           -------------
    Total liabilities, redeemable convertible preferred stock
     and warrants and stockholders' equity (deficit) .........................          $  50,772,030           $  30,662,265
                                                                                        =============           =============

                                 INHIBITEX, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)



                                                                                                                      PERIOD FROM
                                                           THREE MONTHS ENDED               SIX MONTHS ENDED           INCEPTION
                                                                JUNE 30,                        JUNE 30,             (MAY 13, 1994)
                                                      ----------------------------    ----------------------------       THROUGH
                                                          2004            2003            2004             2003       JUNE 30, 2004
                                                      ------------    ------------    ------------    ------------    ------------
Revenue:
  License fees and milestones ......................  $     37,500    $     37,500    $     75,000    $     75,000    $    937,500
  Collaborative research and development ...........       125,000         187,500         250,000         375,000       2,249,455
  Grant revenue ....................................            --              --              --              --         300,000
                                                      ------------    ------------    ------------    ------------    ------------
Total revenue ......................................       162,500         225,000         325,000         450,000       3,486,955
Operating expense:
  Research and development .........................     6,061,771       4,929,539      10,099,756       8,778,465      62,638,747
  General and administrative .......................       818,937       1,481,433       1,661,448       2,565,463      13,843,224
  Amortization of deferred stock compensation ......       118,193          49,976         224,913          58,249         401,148
                                                      ------------    ------------    ------------    ------------    ------------
Total operating expense ............................     6,998,901       6,460,948      11,986,117      11,402,177      76,883,119
                                                      ------------    ------------    ------------    ------------    ------------
Loss from operations ...............................    (6,836,401)     (6,235,948)    (11,661,117)    (10,952,177)    (73,396,164)
Other income (expense), net ........................        14,050          10,759          14,050          16,906         613,408
Interest income (expense), net .....................        10,255          19,100          13,403          82,046         487,500
                                                      ------------    ------------    ------------    ------------    ------------
Net loss ...........................................    (6,812,096)     (6,206,089)    (11,633,664)    (10,853,225)    (72,295,256)
Dividends and accretion to redemption value of
  redeemable preferred stock .......................    (1,221,822)     (1,548,423)     (2,823,160)     (3,096,845)    (16,382,063)
                                                      ------------    ------------    ------------    ------------    ------------
Net loss attributable to common stockholders .......  $ (8,033,918)   $ (7,754,512)   $(14,456,824)   $(13,950,070)   $(88,677,319)
                                                      ============    ============    ============    ============    ============


Basic and diluted net loss attributable to
  common stockholders per share ....................  $      (1.72)   $     (14.78)   $      (5.49)   $     (26.74)
                                                      ============    ============    ============    ============

Weighted average shares used to compute basic
  and diluted net loss attributable to common
  stockholders per share ...........................     4,669,950         524,672       2,633,918         521,642
                                                      ============    ============    ============    ============